TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                                 EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------


                                                       Three Months Ended
                                                           January 31,
                                                    1 9 9 9           1 9 9 8
                                                    -------           -------

[S]                                          [C]               [C]
Basic earnings:
  Net loss                                         $ (200,357)       $  (33,047)
                                                   ----------        ----------

Shares:
  Weighted common shares outstanding                2,141,806         2,111,891
  Warrants to consultants                                  --                --
  Employee stock options                                   --                --
  Consultant stock options                                 --                --
                                                   ----------        ----------

Total weighted shares outstanding                   2,141,806         2,111,891
                                                   ----------        ----------

Basic earnings per common share                    $     (.09)       $     (.02)
                                                   ==========        ==========

Diluted earnings:
  Net loss                                         $ (200,357)       $  (33,047)
                                                   ----------        ----------

Shares:
  Weighted common shares outstanding                2,141,806         2,111,891
    Warrants to consultants                                --                --
    Employee stock options                                 --                --
    Consultant stock options                               --                --
                                                   ----------        ----------

Total weighted shares outstanding                   2,141,806         2,111,891
                                                   ----------        ----------

Diluted earnings per common share                  $     (.09)       $     (.02)
                                                   ==========        ==========